EXHIBIT 12.2
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                    DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)





                                                                                                                       SEVEN MONTHS
                                                     SIX MONTHS ENDING                                                    ENDING
                                                         JUNE 30,                  YEAR ENDING DECEMBER 31,              DEC. 31,
                                                   ---------------------  -------------------------------------------
                                                      1999       1998         1998       1997       1996       1995       1994
                                                   ---------  ----------  ----------  ---------  ---------  ---------  ----------
Fixed  charges,  as  defined:
  Interest charges                                 $ 19,452   $  25,487   $  50,253   $ 50,625   $ 43,884   $ 41,305   $  20,285
  Preference dividend requirements of the Company    13,945         187       3,061        400        985        802         449
  Preferred dividend requirements of subsidiaries
    adjusted to pre-tax basis                           ---         ---         ---        ---        ---        ---         ---
                                                   ---------  ----------  ----------  ---------  ---------  ---------  ----------

        Total fixed charges                        $ 33,397   $  25,674   $  53,314   $ 51,025   $ 44,869   $ 42,107   $  20,734
                                                   =========  ==========  ==========  =========  =========  =========  ==========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, minority interest and
    extraordinary item                             $ 22,484   $(141,527)  $(238,609)  $ 16,896   $ 20,945   $ 16,600   $ (22,834)
  Fixed charges, above                               33,397      25,674      53,314     51,025     44,869     42,107      20,734
  Less interest capitalized                          (6,851)    (14,632)    (23,215)   (25,818)   (27,102)   (16,211)    (11,833)
  Plus undistributed (earnings) loss of affiliates      ---         ---         ---        ---       (118)     2,249       4,102
  Less preference dividend requirements of the
     Company and its subsidiaries adjusted to
     pre-tax basis                                  (13,945)       (187)     (3,061)      (400)      (985)      (802)       (449)
                                                   ---------  ----------  ----------  ---------  ---------  ---------  ----------

                                                   $ 35,085   $(130,672)  $(211,571)  $ 41,703   $ 37,609   $ 43,943   $ (10,280)
                                                   =========  ==========  ==========  =========  =========  =========  ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                      1.1         ---         ---        0.8        0.8        1.0         ---
                                                   =========  ==========  ==========  =========  =========  =========  ==========




                                                      YEAR
                                                     ENDING
                                                     MAY 31,
                                                      1994
                                                   ----------
Fixed charges, as defined:
  Interest charges                                 $  26,951
  Preference dividend requirements of the Company        ---
  Preferred dividend requirements of subsidiaries
    adjusted to pre-tax basis                            364
                                                   ----------

        Total fixed charges                        $  27,315
                                                   ==========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes, minority interest and
    extraordinary item                             $ (23,104)
  Fixed charges, above                                27,315
  Less interest capitalized                          (16,863)
  Plus undistributed (earnings) loss of affiliates      (645)
  Less preference dividend requirements of the
     Company and its subsidiaries adjusted to
     pre-tax basis                                      (364)
                                                   ----------

                                                   $ (13,661)
                                                   ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                       ---
                                                   ==========


____________________

(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the six months ended June 30, 1998 by $156,346,000, for the years ended December 31, 1998, 1997 and 1996 by $264,885,000, $9,322,000 and
$7,260,000, respectively, for the seven months ended December 31, 1994 by $31,014,000 and for the year ended May 31, 1994 by $40,976,000.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $1,220,000 and $182,672,000 for the six months ended June 30, 1999 and 1998, respectively,  $348,064,000,  $46,153,000  and  $1,058,000  for  the years ended
December 31, 1998, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 for the year ended May 31, 1994. Nonrecurring gains from the sale of assets and other gains aggregated $442,000 and $52,127,000 for the six months ended June 30, 1999 and 1998, respectively, $125,617,000, $6,253,000, $22,189,000, $13,617,000 and $56,193,000 for the years ended December 31, 1998, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 1.1 and nil for the six months ended June 30, 1999 and 1998, respectively, 0.2, 0.7, 1.4 and 0.7 for the years ended December 31, 1998, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the six months ended June 30, 1998 by $25,801,000, for the years ended December 31, 1998, 1997 and 1995 by $42,438,000, $15,575,000 and $10,723,000, respectively, for the seven months ended December 31, 1994 by $30,030,000 and for the year ended May 31, 1994 by $51,415,000.